CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Post-Effective Amendment No. 51 to Registration Statement No. 333-171759 on Form N-1A of our report dated February 25, 2015, relating to the financial statements and financial highlights of First Trust Exchange-Traded AlphaDEX(R) Fund II, comprised of First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund, First Trust Australia AlphaDEX(R) Fund, First Trust Brazil AlphaDEX(R) Fund, First Trust Canada AlphaDEX(R) Fund, First Trust China AlphaDEX(R) Fund, First Trust Developed Markets Ex-US AlphaDEX(R) Fund, First Trust Developed Markets ex-US Small Cap AlphaDEX(R) Fund, First Trust Emerging Markets AlphaDEX(R) Fund, First Trust Emerging Markets Small Cap AlphaDEX(R) Fund, First Trust Europe AlphaDEX(R) Fund, First Trust Germany AlphaDEX(R) Fund, First Trust Hong Kong AlphaDEX(R) Fund, First Trust Japan AlphaDEX(R) Fund, First Trust Latin America AlphaDEX(R) Fund, First Trust South Korea AlphaDEX(R) Fund, First Trust Switzerland AlphaDEX(R) Fund, First Trust Taiwan AlphaDEX(R) Fund, First Trust United Kingdom AlphaDEX(R) Fund, and First Trust Eurozone AlphaDEX(R) ETF, appearing in the Annual Report on Form N-CSR for First Trust Exchange-Traded AlphaDEX(R) Fund II for the period ended December 31, 2014, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 22, 2015